Exhibit 99.1

International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS APPOINTS
PHILIP W. LOBERG AS INTERIM CFO
     Mississauga, Ontario, December 20, 2010 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today announced that Philip W. Loberg, Valeant’s former senior vice president and corporate controller, has been named to the role of interim chief financial officer, effective immediately, replacing Peggy Mulligan, former chief financial officer, who has elected to resign in order to pursue other interests. The Company has initiated a search to identify a permanent replacement.
     “The Board of Directors and I appreciate the contributions Peggy has made during these past few months involving the successful integration activities between Valeant and Biovail and we wish her well in her future endeavors,” said J. Michael Pearson, chief executive officer. “Phil has been an integral part of the Valeant finance department for over 10 years and played key roles in the successful integration of over eighteen acquisitions and several debt financings. Under Phil’s direction, Valeant implemented a turnaround strategy which included strengthening our financial systems and establishing strict internal controls at our various business units. I am confident that our financial organization will operate seamlessly during this transition process.”
     Philip W. Loberg joined Valeant in 2000 as treasurer and was appointed chief financial officer of North America in 2006. In 2007, he was appointed to his most recent role of senior vice president, group financial controller, and in that role, Mr. Loberg has been responsible for the upgrading and retooling of the global finance department following restructurings and the disposition of non-performing assets. In addition, Mr. Loberg simplified and streamlined the SEC compliance and reporting process and was instrumental in the integration of multiple new businesses throughout the global enterprise. Prior to joining Valeant, Mr. Loberg was the vice president, controller at Calcomp Technology, Inc., a publically traded, majority-owned subsidiary of Lockheed Martin Corporation, and was acting chief financial officer early in his tenure. Mr. Loberg graduated with a bachelors of science degree from the University of Southern California and completed his CPA exam in 1984.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward looking statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding the successful integration of Valeant and Biovail and the ability of the financial organization to operate seamlessly during this transition process. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
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